Exhibit 10.1

AEROVIRONMENT PROPRIETARY INFORMATION

SPECIAL CONSULTING AGREEMENT

THIS AGREEMENT is executed and made effective as of July 13, 2019 (“Effective Date”) between AeroVironment, Inc., a Delaware corporation, and its subsidiaries, with offices at 900 Innovators Way, Simi Valley, CA  93065 (hereinafter referred to as “AV” or “Party”) and Kirk Flittie with offices at 2101 Via Montecito, Camarillo, CA  93012 (hereinafter referred to as “Consultant” or “Party”).  AV and the Consultant will be collectively referred to as “the Parties.”

WHEREAS, Consultant is engaged in providing consulting services and investigating and solving, to the best of consultant’s ability, specific problems presented; and

WHEREAS, AV desires to have the services of Consultant (“Services”) made available to it on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual promises and other good and valuable consideration, receipt of which is hereby acknowledged by each Party, the Parties hereto agree as follows:

1.    Consulting Services.  During the period of this Agreement, Consultant agrees to perform Services in a consulting capacity on a general basis and on the particular individual projects assigned and accepted in accordance with the provisions hereof.  Consultant agrees to provide such Services for the compensation provided in Section 4 for each task, which are based on the hours worked on the task unless provided otherwise in the Task Order (as defined in Section 3).

2.    Term.  Services will be performed between the Effective Date and July 12, 2020 (“Expiration Date”). This Agreement may be extended for additional increments of time by mutual written agreement between the Parties prior to the Expiration Date of the initial Term or any extension thereof.  If the Parties do not execute such a written agreement, this Agreement will expire and automatically terminate as of the Expiration Date. It is intended that the termination of employment and the commencement of the consulting arrangement occur contemporaneously at midnight on the Effective Date/12:01 a.m. July 14, 2019 to enable the continuity of service contemplated by AV’s 2006 Equity Incentive Plan, as amended and restated (the “2006 Plan”), so that a “Termination of Service” does not occur under the 2006 Plan.

3.    Task Orders.  AV shall submit any task, or of any task, upon which it desires the Services of Consultant in the form of a written task order (“Task Order”) in sufficient detail which shall include: the Task Order number, the Project Number and/or Charge Number for inclusion on all invoices submitted, the nature and scope of the work to be performed, the time period for performance, the identity and name of the AV Task Manager, the rate paid for each hour of labor, and the not to exceed dollar value of the estimated labor, and allowable expenses for any material or travel expenditures anticipated by Consultant. If the compensation to be provided to Consultant is on a basis other than based on labor hours worked (e.g., monthly retainer), the basis of that compensation must be detailed in the Task Order. Attachment A shall be the form of the Task Order.

4.    Specified Cost.  Subject to the terms and conditions of this Agreement, AV shall pay Consultant the compensation due Consultant for Services performed by Consultant as provided in the Task Order relating to those Services.  AV shall have the right to specify in a Task Order that the cost to AV of a requested task not exceed the stated amount.  When so specified in the Task Order, Consultant shall not perform Services exceeding the amount specified for the task that may sometimes be referred to as “Effort”.  If it becomes apparent during the performance of a task that the cost for completion of the task will exceed the amount limited in the Task Order, Consultant shall advise AV as far in advance as reasonably possible so that consideration may be given to an increase in the amount specified for said task.  AV may then, in its sole discretion, do any of the following:

i.      Authorize an increase in the amount of the Task Order to allow completion of the task, subject to Consultant’s right to decline;

ii.     Request continuation of the task up to the original dollar amount specified, at which time Consultant

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shall submit to AV any work or materials resulting from the unfinished task; and

iii.    Request immediate termination of the task, and cause Consultant to submit to AV any work or materials resulting from the unfinished task.

5.    Additional Compensation.

a.    Consultant will continue to be eligible to participate in the medical, hospitalization and prescription benefits under the medical benefits program in which Consultant currently participates until the Expiration Date.  Until the Expiration Date, AV will continue to pay the costs attributable to AV as the sponsor of the medical plan and will pay the medical plan premium but no other costs that are normally paid by plan participants (e.g., co-pays, deductibles, non-covered costs of medical treatment, out of network etc.).  After the Expiration Date, AV has advised that Consultant will be eligible to continue participation in the medical plan for up to 18 months pursuant to COBRA, at Consultant’s sole expense and without any financial contribution by AV.  If during the term of this Agreement, AV changes the medical plan options generally provided to employees and no longer makes available to employees the existing medical plan in which Consultant participates or if for any reason AV is unable to provide Consultant with the medical benefits contemplated above, AV shall make available to Consultant participation in a medical plan providing substantially similar benefits and coverages.

b.    For so long as Consultant remains engaged as a consultant with AV, Consultant shall be entitled to continued vesting of the restricted stock awards (“RSAs”) described on Exhibit A hereto. Upon a Termination of Service (as defined in the award agreement and 2006 Plan, the vesting of Consultant’s RSAs will cease and any unvested RSAs (i.e., Unreleased Shares) will terminate and be forfeited. Consultant’s Termination of Service will occur upon the earlier to occur of the following: (i) the expiration of this Agreement on July 12, 2020, unless extended by the Parties (ii) Consultant’s earlier death or Disability or (iii) the termination of Consultant’s employment or this Agreement for cause. The rights and obligations associated with Consultant’s RSAs are governed by the terms and conditions of the 2006 Plan and the applicable grant documents.  In the event of any inconsistency between this Agreement and such documents, the terms contained in the 2006 Equity Incentive Plan and the applicable grant documents shall govern.  Consultant voluntarily agrees to forfeit and cancel as of the Effective Date, and waive any rights to the continued vesting of, all of his outstanding performance restricted stock units (“PRSUs”) that remain unvested as of the Effective Date, regardless of the fact that no Termination of Service shall have occurred as of the effective time of this Agreement.

6.    Right to Decline.  Consultant shall have the right to decline the acceptance of any task requested by AV in the event that such task conflicts with other activity of Consultant or for any other good and sufficient reason.  In such events, Consultant shall give AV notice in writing that it declines to accept such task within five (5) working days of receipt of such request.

7.    Progress Reports.  Consultant is required by any Task Order to submit progress reports to AV, at reasonable intervals, but not more frequently than monthly unless otherwise specified in the Task Order, and in such a manner as is more specifically provided for and defined in each Task Order.

8.    Invoices and Payment.  Consultant shall submit separate invoices monthly for each Task Order and such invoices shall include a breakdown of all charges and expenses, if any, incurred during the month together with the Project Number and/or Charge Number shown on the Task Order as well as the name of the AV Task Manager identified on the Task Order.  Invoices shall be due and payable within thirty (30) days after receipt by AV’s Accounts Payable Group.  Invoices shall be sent to the attention of the Accounts Payable Group; AeroVironment, Inc., via e-mail to acp@avinc.com, and also reference the Task Order Number as well as your organization’s name in the subject line or by mail to P.O. Box 5031, Monrovia, CA  91107.  Unless otherwise

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agreed at the time individual Task Orders are accepted, all payments shall be made in US dollars.

9.    Confidential Information. It is recognized that in performing services covered by this Agreement the Consultant, including Consultant’s authorized subcontractors, may acquire from AV or AV’s representatives confidential information regarding the products, processes, operations, and present and contemplated activities of AV and/or its clients or customers. Such confidential information includes, but it not limited to, the existence of and terms of this Agreement, AV technical information included in or on tracings, drawings, field notes, calculations, specifications, legal, economic, business and engineering data and the like, and all information, documents and materials created by Consultant during the performance of the Services that reflect, include or incorporate in any way the confidential information disclosed by AV to the Consultant. Similarly, in connection with the Services performed by Consultant, Consultant may disclose information which it considers to be confidential to AV. Confidential information disclosed in writing by a Party to the other should be marked “confidential” or bear a similar marking. Confidential information disclosed orally by a Party to the other should be confirmed in writing within ten days of the oral disclosure. Consultant and AV each agree to hold in confidence, for a period of five (5) calendar years from the date of disclosure, all confidential information disclosed to a Party by the other Party, except for the following categories of Information:

i.       Information, which at the time of disclosure is in the public domain;

ii.      Information which, after its disclosure becomes part of the public domain by publication or otherwise through no fault of a Party, but in such case only after it is published or otherwise becomes part of the public domain;

iii.      Information which a Party can show was in that Party’s possession at the time of its receipt from the other Party and which was not acquired, directly or indirectly, from the other Party; and

iv.     Information which was received by a Party before or after the time of disclosure from a third party who did not require such Party to hold such information in confidence and who, to the best of that Party’s knowledge and belief, did not acquire it directly or indirectly from the other Party (including its clients) under an obligation of confidence.

Consultant agrees that, with the exception of providing the Services contemplated by this Agreement, Consultant will not utilize AV confidential information covered by this Section for any purpose, including the development or expansion of Consultant’s technology or the technology of any third person or entity, but Consultant shall be and remain free to exploit its own independent developments free of any obligation whatsoever to AV or its clients except as specifically set forth herein.

Each Party acknowledges that it is aware, and agrees to advise its employees and other representatives who may receive confidential information under this Agreement that the United States securities laws prohibit a Party, its representatives or any person or entity who has received material, non-public information concerning the other Party, from purchasing or selling securities of the other Party or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell securities of a Party.

10.  AV’s Acceptable Use Policy.  If during the course of performing services covered by this Agreement the Consultant, including Consultant’s authorized subcontractors, stores or processes AV Confidential Information electronically, Consultant hereby agrees for itself and any authorized subcontractor to abide by AV’s Acceptable Use Policy (“AU Policy”). The AU Policy will be provided to Consultant, as necessary, by AV’s Information Security Officer prior to the performance of services covered by this Agreement.

11.  Proprietary Rights.  All materials prepared or developed by Consultant in the performance and completion of

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Task Orders hereunder, including documents, calculations, maps, sketches, notes, reports, data, models and samples, photographs including but not limited to digital photography, digital and film recordings in any media (including but not limited to digital and/or physical videotape and audiotape), and any and all inventions and copyrightable material contained therein, shall be and become the sole and exclusive property of AV without limitation, when first made or prepared, whether or not delivered to AV or whether such are subject to Consultant’s need to use in order to perform the tasks under this Agreement. Such materials, together with any materials furnished by AV to Consultant hereunder, shall be promptly delivered to AV upon request, and in any event upon completion or cancellation of this Agreement.  Consultant agrees to execute all documents and to take all steps requested by AV, at AV’s expense, which AV deems necessary or desirable to complete and perfect AV’s ownership and property rights in said inventions and copyrightable material. The Parties hereby agree that materials that are considered copyrights of the creator under this Agreement shall each and collectively be considered by the Parties a Work for Hire under the meaning of the U.S. Copyright Act of 1976, and the copyrights thereto shall be the sole property of AV.  Consultant hereby agrees, that upon request of AV, it will execute an assignment of such copyright or other intellectual property rights to further clarify the transfer of the copyright or other intellectual property rights to AV.

Consultant shall contribute the use of the intellectual property identified in Attachment B of this Agreement to the project for the term of this Agreement unless a longer period of time is expressly agreed to in writing by the Parties.  Except as may otherwise be provided for in the Agreement, and in order to carry out the obligations under this Agreement, no right title or interest in the material described in Attachment B shall pass to AV or any other party by this contribution of use.

12.  Termination.  By ten (10) days prior written notice to the other, either AV or Consultant may terminate this Agreement at any time.  In the event of such termination, Consultant shall be entitled to payment, under the provisions of this Agreement, for all charges and expenses actually earned or incurred with respect to all Task Orders in effect up to the time of the termination.  Termination for failure of the other Party to perform shall not prejudice said Party in any respect with regard to pursuing its rights and remedies, or otherwise. Any provision of this Agreement that imposes an obligation that should reasonably be expected to extend after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.  Such provisions include but are not limited to Sections 8, 9, 10, 15, 16, 17, 26 and 29 herein.

13.  Assignment.  Neither Party may assign this Agreement or any part thereof without the prior consent in writing of the other Party, which consent shall not be unreasonably withheld. The assignor shall remain responsible for its liabilities and obligations under this Agreement until an approved assignee has assumed such obligations.  When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee.

14.  Subcontract.  Consultant may not subcontract any portion of any Task Order hereunder without the prior written consent of AV.

15.  Warranty.  Consultant warrants that it shall perform Task Orders accepted hereunder using commercially best efforts and in conformance with recognized professional standards.

16.  Indemnity.  Each Party shall hold harmless and indemnify the other Party from and against all losses, damages, demands, claims, suits, and liabilities, including attorney fees and other expenses of litigation, arising out of or related to the performance or failure to perform their obligations under this Agreement; including agents, or employees, or permitted subcontractors.

17.  Arbitration.  Any controversy or claim arising out of this Agreement, including any Task Order accepted hereunder, or alleged breach thereof, shall be subject to binding arbitration in the City of Los Angeles, California, in accordance with the rules of the American Arbitration Association, and a judgment upon the award rendered

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by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The prevailing party in the arbitration proceeding shall be entitled to recover from the non-prevailing party reasonable expenses, including without limitation reasonable attorneys’ fees.

18.  Governing Law.

a.    In any arbitration pursuant to Section 16, the Parties agree that the law of the State of California shall govern the interpretation, construction and enforcement of this Agreement. In the event that any matter pertaining to this Agreement must be heard by a court and cannot be arbitrated in accordance with Section 16, each Party hereby irrevocably submits to the law of the State of California, excluding its conflicts of law principles, and the jurisdiction of the U.S. District Court for the Central District of California located in Los Angeles County, California, in any action or proceeding arising out of or relating to this Agreement, and each Party irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such District Court.

b.    Each of the Parties hereto hereby waives any defense of lack of personal jurisdiction of said arbitration or courts and agrees that service of process in such action may be made upon each of them by mailing certified or registered mail to the other party at the address specified in Section 20.  In the event that any matter pertaining to this Agreement must be heard by a court and cannot be arbitrated in accordance with Section 16, both Parties hereby submit to the jurisdiction of the U.S. District Court for the Central District of California, to the exclusion of any other courts which might have had jurisdiction apart from this Section 17, and agree that the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, including without limitation reasonable attorneys’ fees.

19.  Independent Contractor.  Nothing in this Agreement shall be deemed to constitute Consultant or any of Consultant’s employees or agents to be the agent, representative or employee of AV.  Consultant shall in all respects be an independent contractor and shall have responsibility for and control over the details and means of performing the Consulting Services and shall be subject to the directions of AV only with respect to the scope and general results required.  Consultant shall, prior to the start of work under this Agreement, provide AV with a fully executed W9 Form and other applicable tax forms including correct corporate name, EIN, and current address for use in meeting legal requirements for reporting all consulting agreements to the state of California and the Internal Revenue Service.

20.  No Employee Benefits.  Consultant understands and agrees that AV will not classify Consultant as an AV employee.  Accordingly, Consultant shall not be entitled to any of the benefits provided to AV employees including, but not limited to stock options, health or retirement benefits (other than as otherwise set forth in this Agreement), vacations, and paid holidays.  AV has not offered Consultant any such benefits (other than the benefits otherwise set forth in this Agreement) or rights as an employee, and Consultant hereby waives any claim Consultant might otherwise have to them, even in the event that Consultant is reclassified as an AV employee.

21.  Notice.  Any notice between the parties hereto required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, postage prepaid, or other delivery method, to the respective addresses set forth below or at such other address as either of the parties may from time to time designate in accordance with the provisions of this Section 20.

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AeroVironment, Inc.:	Lawrence Yang
Senior Counsel
900 Innovators Way
Simi Valley, CA 93065

	Telephone:	805-520-8350 ext. 4296
	E-Mail:	yangl@avinc.com

Consultant:	Kirk Flittie
2101 Via Montecito
Camarillo, CA 93012

Telephone: 805-341-3982
E-Mail: flittiekirk@gmail.com

22.  Subject Headings.  The subject headings in this Agreement have been used for the convenience of the parties and shall not be considered in any question of interpretation or construction of this Agreement.

23.  Integration.  This Agreement contains the entire understanding between the Parties, and there are no understandings or representations not set forth or incorporated by reference herein.  No subsequent modifications of this Agreement shall be of any force or effect unless in writing and signed by both Parties hereto.

24.  Facsimile/Email.  Each Party shall be authorized to rely upon the signatures of the other Party(ies) to this Agreement that are delivered by facsimile or email as constituting a duly authorized, irrevocable, actual delivery of this Agreement.

25.  Counterparts.  This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which together will constitute a single Agreement.

26.  Preparation of This Agreement.  The terms and provisions of this Agreement were arrived at after arm’s length negotiations, and therefore, for the purposes of interpreting this Agreement, each Party shall be deemed to have participated and cooperated equally in the drafting and preparation of this Agreement.  This Agreement shall not be interpreted against any Party in favor of any other Party due to its drafting.

27.  Compliance with Laws.

a.    Consultant will comply with all applicable laws, including applicable anti-bribery laws, and AV’s Code of Ethics and Business Integrity.  In addition, whether or not applicable to Consultant, it will comply with the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), which prohibits corrupt offers of anything of value, either directly or indirectly, to a government official to obtain or keep business or to secure any other improper commercial advantage.

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b.    Consultant warrants and represents that it will not, directly or indirectly, offer, pay, give promise, or authorize the payment of any money, gift or anything of value to: (i) any Government Official (defined as any officer, employee or person acting in an official capacity for any government department, agency or instrumentality, including state-owned or -controlled companies, and public international organizations, as well as a political party or official thereof or candidate for political office), or (ii) any person while knowing or having reason to know that all or a portion of such money, gift or thing of value will be offered, paid or given, directly or indirectly, to any Government Official, for the purpose of (i) influencing an act or decision of the Government Official in his or her official capacity, (ii) inducing the Government Official to do or omit to do any act in violation of the lawful duty of such official, (iii) securing an improper advantage, or (iv) inducing the Government Official to use his influence to affect or influence any act or decision of a government or instrumentality, in order to assist AeroVironment or any of its affiliates in obtaining or retaining business.  Consultant represents and warrants that none of the Consultant’s officers, directors, or employees is currently an officer, agent or employee of a government department, agency or instrumentality nor a director, officer, employee or agent of a wholly or partially government-owned or controlled company or business.

c.    In connection with the performance of obligations under its agreement(s) with the AV, Consultant will not provide any business courtesies that: (i) violate any laws or regulations; (ii) are lavish or extravagant; (iii) might reasonably be perceived as an attempt to improperly influence official action to gain or keep business on behalf of AV, or to otherwise gain an unfair business advantage for AV; (iv) are provided secretly to a Government Official; (v) are provided for the spouse, children, or any other family member of any Government Official; (vi) might embarrass, or reflect negatively on, the reputation of AV; or (vii) is a gift of cash or a cash equivalent (e.g., gift cards or gift certificates).

d.    In all actions undertaken on behalf of AV, Consultant will not, directly or indirectly, make any improper payment to any commercial counterparty to obtain or retain business or to secure an improper advantage.  In addition, no payment shall be made to anyone for any reason on behalf of or for the benefit of AV that is not properly and accurately recorded in the Consultant’s books and records, including amount, purpose and recipient, all of which shall be maintained with supporting documentation.

e.    Consultant will not engage or retain any contractor, subcontractor, consultant, agent, representative or other third party (collectively, “Sub-Agents”) to work for, provide service or do anything in connection with the performance of AV’s obligations under its agreement(s) with AV without the prior written approval of AV and without first conducting sufficient due diligence to conclude with reasonable assurance that the Sub-Agent will conduct business ethically, in compliance with all applicable laws, including anti-bribery laws, and in compliance with the FCPA, whether or not applicable to such Sub-Agent.

f.     The Consultant further agrees to participate and complete training sessions with respect to the requirements of anti-corruption laws as requested by AV and shall promptly confirm compliance with the requirements of this Section 26 at the request of AV.

g.    AV may unilaterally stop work under this Agreement and/or suspend all payments to the Consultant as the result of any actual or apparent violation of the foregoing or for failure by the Consultant to promptly reaffirm, when requested, its compliance herewith. Should AV determine that any amounts payable to or the means of payment to the Consultant may be prohibited under applicable laws or under the provisions of a purchase order or contract awarded to AV, then and in such event, in addition to other available legal remedies, AV may suspend further payments to the Consultant, and the Parties shall meet to determine whether such payments may validly be paid.

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28.  Conflict of Interest.  Consultant warrants this Agreement does not at time of execution, nor shall it in the future, conflict with any other agreement existing with Consultant as a party nor any agreement anticipated to be entered into in the future by Consultant.  Consultant agrees to hold harmless AV in regard to any government or private party claim of such a conflict of interest.  Consultant shall timely and in advance of a conflict arising, make any disclosure necessary to AV to avoid the fact of or any impression that any such conflict exists or may soon exist.

29.  Evidence Of Citizenship Or Immigrant Status.  AV is required to obtain information concerning citizenship or immigrant status of Consultant personnel or Consultant’s subcontractor personnel entering the premises of AV when such entry will require access to areas containing “technical data” or prior to disclosure of controlled data to Consultant.  Consultant agrees to furnish this information before entry to AV premises or prior to disclosure of AV controlled information and at any time thereafter before substituting or adding new personnel to work on AV’s premises or prior to receipt of AV controlled information as noted above. Information to be provided shall be in accordance with the requirements of Attachment C attached hereto.  If Consultant has similar restrictions on data, AV shall meet the same standard prior to any disclosures to AV personnel.  The Consultant also shall execute the Certificate of Compliance with US Trade Control Laws attached hereto as Attachment D.

30.  Export Control.

a.    The Consultant shall comply with all applicable U.S. export control laws and regulations and economic sanctions laws and regulations, specifically including but not limited to the International Traffic in Arms Regulations (“ITAR”), 22 C.F.R. 120 et seq.; the Export Administration Regulations, 15 C.F.R. 730-774; and the Foreign Assets Control Regulations, 31 C.F.R. 500-598 (collectively, “Trade Control Laws”). Without limiting the foregoing, the Consultant, in its work on behalf of the AV, shall not transfer any export controlled item, technical data, technology, or service, including transfers to any non-US persons, as that term is defined under the applicable Trade Control Laws, unless authorized in advance by an export license (such as Technical Assistance Agreement (TAA) or Manufacturing License Agreement (MLA), license exception or license exemption, collectively, “Export Authorization”), as required.

b.    The Consultant hereby represents that neither Consultant nor any parent, subsidiary or affiliate of the Consultant is included on any of the restricted party lists maintained by the U.S. Government, including the Specially Designated Nationals List administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); Denied Parties List, Unverified List or Entity List maintained by the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”); the List of Statutorily Debarred Parties maintained by the U.S. Department of State’s Directorate of Defense Trade Controls; or the consolidated list of asset freeze targets designated by the United Nations, European Union, and United Kingdom (collectively, “Restricted Party Lists”). The Consultant shall immediately notify AV if the Consultant, or any parent, subsidiary or affiliate of the Consultant becomes listed on any Restricted Party List or if Consultant’s privileges are otherwise denied, suspended or revoked in whole or in part by any U.S. or non-U.S. government entity or agency.

c.    If the Consultant is a US person (wherever located), a non-US person located in the United States, or a non-US person located outside of the United States but that is owned or controlled by a US person, as those terms are defined under he applicable Trade Control Laws, and is engaged in the business of exporting, manufacturing (whether exporting or not) or brokering defense articles or furnishing defense services in its work for AV, the Consultant represents that it is and will continue to be registered with the US Department of State, Directorate of Defense Trade Controls, as required by the ITAR, and it maintains an effective export/import compliance program in accordance with the ITAR.   If applicable, the Consultant will provide a copy of its broker registration certificate to AV upon execution of this Agreement. The

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Consultant will provide copies of the renewal of any such registration to AV during the Term of this Agreement at any time a renewal is required and issued by the US Department of State, Directorate of Defense Trade Controls. Failure to provide its broker registration certification or copies of the renewal of any such registration to AV during the Term of this Agreement will result in automatic termination of this Agreement.

d.    Where the Consultant is a party to or signatory under an AV Export Authorization, the Consultant shall provide prompt notification to AV in the event of: (1) changed circumstances including, but not limited to, ineligibility, a violation or potential violation of the ITAR or other applicable governmental restrictions, and the initiation or existence of a U.S. Government investigation, that could affect the Consultant’s performance under this Agreement; or (2) any change by the Consultant that might require AV to submit an amendment to an existing Export Authorization or request a new or replacement Export Authorization. The Consultant shall provide to AV all information and documentation as may reasonably be required for AV to prepare and submit any required export license applications. Delays on the Consultant’s part to submit the relevant information for export licenses shall not constitute an excusable delay under this Agreement.

e.    Consultant and AV agree not to: (1) export “Technical Data” or disclose to third parties; or (2) export “Confidential Information” obtained from the other party, without the express written consent of the other Party and without the required Export Authorization for any controlled item.  Any information relating to AeroVironment air vehicle systems is considered controlled data and Confidential Information.  “Confidential Information” is defined in Section 8 of this Agreement.  “Technical Data” is defined in the export regulations as “Information…, which is required for the design, development, production, manufacture, assembly, operation, repair, testing, maintenance or modification of defense articles.”

f.     Consultant and AV agree that the commitment not to export absent the required Export Authorization includes any “deemed export” (disclosure to non-US Persons that occurs in the United States) and this includes any “non-US Persons” that may be in the employ of, present in the facilities of or in contact with Consultant or AV outside their respective business facilities. Any person who is not a citizen of the United States, a Lawful Permanent Resident, or a person who holds political asylum in the United States is a non-US Person and cannot receive export controlled data absent the required Export Authorization. Any business entity that is not incorporated or organized to do business in the United States is also a non-US Person.  Execution of this Agreement is the certification of the Parties that they will take all reasonable measures to protect the technical data and Confidential Information of the other Party from disclosure to any non-US persons.

g.    Failure to obtain the necessary Export Authorization from the U.S. Government may result in criminal liability under U.S. laws. Express written consent from the disclosing Party, although required under this Agreement, does not constitute a governmental authorization, the required Export Authorization, nor an export license.

h.    The Consultant shall be responsible for all losses, costs, claims, causes of action, damages, liabilities and expense, including attorneys’ fees, all expense of litigation and/or settlement, and court costs, arising from any act or omission of the Consultant, its officers, employees, agents, suppliers, or subcontractors at any tier, in the performance of any of its obligations under this Section 29. The Consultant shall indemnify and hold harmless AV from and against all losses, costs, claims, causes of action, damages, liabilities, and expenses, including attorneys’ fees, all expenses of litigation and/or settlement, and court costs, arising from any act or omission of Consultant, its officers, employees, agents, suppliers, or subcontractors at any tier, in the performance of any of its obligations under this Section 29.

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31.    Waivers.  The failure of either Party to enforce any provision of this Agreement at any time or for any period shall not be construed as a waiver of such provision or of the right of such Party thereafter to enforce such provision.

32.    Electronic Signature Validity.  The Parties hereby agree that for their mutual convenience, and due to the geographic distance between them, original signatures will not be required on the execution of this Agreement or on notices or communications between the Parties under this Agreement.  The electronic transmission of executed documents shall be considered by the Parties as equal in status and validity to original documents as if the documents were signed in duplicate original by the Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date herein.

AeroVironment, Inc.	Consultant

/s/ Wahid Nawabi	/s/ Kirk Flittie
Signature	Signature

Wahid Nawabi	Kirk Flittie
Name (Print)	Name (Print)

President and CEO
Title

7/11/2019	7/11/2019
Date	Date

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AV Initial /s/ WN Date 7/11/2019

AEROVIRONMENT PROPRIETARY INFORMATION

ATTACHMENT A - FORM OF TASK ORDER

(THIS IS AN EXAMPLE TEMPLATE ONLY)

STANDARD CONSULTING AGREEMENT

Consultant: (No name required – this is an example template)

TASK ORDER #_________	Project No. and/or Charge No. __________

A.           Effort and/or Services to be provided by Consultant:

B.   Until otherwise designated in writing by AV with notice to Consultant, the AV Task Manager is:   __________________

C.           Target Performance Period:  ________  through _________

D.           Rates:

Authorized Days:  As required and authorized by AV Task Manager

Rate:  $ per hour

Total Not To Exceed Cost:  $ example only (including expenses)

E.           Expenses:

Maximum authorized expenses: $ example only

AV will reimburse Consultant for any AV related business travel expenses (transportation, lodging, meals, etc.) during “Target Performance Period” defined under Section C above, provided all travel expenses are pre-approved in writing by the AV Task Manager.

Travel and/or miscellaneous expenses shall be reimbursed in accordance with current AV standard travel procedures; receipts shall accompany invoices of $25 or more.

No labor or expense costs above those amounts shown here are to be incurred without the prior written approval of the AV Task Manager.

F.            SUBMITTING INVOICES:  This practice will support efficient processing and payment.

1.             INVOICES:  Reference shall be made to the correct Task Order No. and Project No. and/or Charge No. and the name of the AV Task Manager on all invoices.

2.             PROGRESS STATEMENT:  To stay in compliance with the Federal Acquisition Regulation (FAR), Part 31, each invoice should also be accompanied by a progress statement.

3.             INVOICES SHALL BE SENT TO: Accounts Payable Group, AeroVironment, Inc., via e-mail to acp@avinc.com, and also reference the correct Task Order Number and your organization’s name in the subject line of the email and copy the AV Task Manager, or by mail to P.O. Box 5031, Monrovia, CA  91107.

AeroVironment, Inc.	Consultant

No signature required – example only	No signature required – example only
Signature	Signature
__________________________	__________________________
Name (Print)	Name (Print)

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Consultant Initial /s/ KF Date 7/11/2019

AV Initial /s/ WN Date 7/11/2019

AEROVIRONMENT PROPRIETARY INFORMATION

ATTACHMENT B

INTELLECTUAL PROPERTY

DECLARATION BY CONSULTANT

Consultant hereby contributes the intellectual property described below to the project that is the subject of this Agreement.  Such contribution of use is limited to the restrictions of Section 10 of this Agreement.

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AV Initial /s/ WN Date 7/11/2019

AEROVIRONMENT PROPRIETARY INFORMATION

Consulting Agreement

ATTACHMENT C

Consultant Security Review

Prior to entering any AV facility, any Consultant or Consultant’s subcontractor shall be required to provide the following:

U.S. Citizens

If you are a U.S. Citizen, you shall be required to provide AV’s Security Officer with your birth certificate with a raised seal [A photocopy will not be acceptable], or a government certified copy of your birth certificate, or your passport, and your driver’s license.  You may call AV’s Security Officer to make arrangements to handle these documents prior to sending them if you are not local.  If you are local you may call and arrange for an interview at which time you can provide the documents.

If you have held a Department of Defense security clearance, please provide your social security number to AV’s Security Officer to enable retrieval of your clearance. If you have provided this number on the W9 form with the Consulting Agreement you need not duplicate the effort.

Resident Aliens:

If you have been granted Resident Alien status, you will be required to produce this card before entering an AV facility.

This information is required due to government regulation(s).  Failure to provide all information will delay or suspend processing.  You must not begin work prior to compliance with the requests in this Attachment C.

If you are in the local area please call AV’s Security Officer and set up an interview time and bring all requested documentation.  If that is not possible, please call for a phone interview at

(805) 581-2198 Ext 1580.

Send all Attachment C documentation to:	Nancy Alvarez
Interim Facilities Security Manager
AeroVironment Inc.
900 Innovators Way
Simi Valley, California 93065

For your protection, it is recommended that you overnight all information through a company that can track the package such as Fed-EX, DHL, or UPS.  AV will return all documentation by the same method.

Thank you for assisting AV in our compliance with the government regulations.

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Consultant Initial /s/ KF Date 7/11/2019

AV Initial /s/ WN Date 7/11/2019

AEROVIRONMENT PROPRIETARY INFORMATION

Consulting Agreement

ATTACHMENT D

CERTIFICATION

OF

COMPLIANCE

WITH US TRADE CONTROL LAWS

Consultant: Kirk Flittie

This certification is executed by an authorized official of the business entity noted above or the consultant in his or her individual capacity where such consultant is not a legal entity.  It is the certification that the entity shall comply with all applicable U.S. export control laws and economic sanctions laws and regulations, specifically including but not limited to the International Traffic in Arms Regulations (“ITAR”), 22 C.F.R. 120 et seq.; the Export Administration Regulations, 15 C.F.R. 730-774; and the Foreign Assets Control Regulations, 31 C.F.R. 500-598 (collectively, “Trade Control Laws”), by taking reasonable steps to ensure that it shall not transfer any export controlled item, technical data, technology, or service, including transfers to any non-US persons, as that term is defined under the applicable Trade Control Laws, unless authorized in advance by an export license (such as Technical Assistance Agreement (TAA) or Manufacturing License Agreement (MLA), license exception or license exemption, collectively, “Export Authorization”), as required. This commitment includes a “deemed export” to the employees, vendors, or third party contacts of the entity signing this certification.

“Technical Data” is defined as information that is required for the design, development, production, manufacture, assembly, operation, repair, testing, maintenance or modification of defense articles.

A “non-US Person” is any person who is not a citizen of the United States, a lawful Permanent Resident (e.g., “Green Card Holder”), or a protected individual as defined by 8 U.S.C. 1324b(a)(3). Any business entity that is not incorporated or organized to do business in the United States is also a “non-US Person.”

The certifying party also agrees, by making this certification that the entity’s personnel entering the premises of AeroVironment shall sign a personal certification when signing in and being issued a visitor’s badge.

Dated: _____7/11/2019_________________

Authorized Official: ______/s/ Kirk Flittie________________

                                       Signature

Printed Name: Kirk Flittie

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AV Initial /s/ WN Date 7/11/2019